Exhibit 8.1

[Letterhead of Weil, Gotshal & Manges LLP]

December 12, 2005

Board of Directors

Alloy, Inc.

151 West 26th Street

New York, NY 10001

Ladies and Gentlemen:

We have acted as special tax counsel to Alloy, Inc., a Delaware corporation (“Alloy”), in connection with the proposed distribution (the “Distribution”) by Alloy of all of the stock of dELiA*s, Inc., a Delaware corporation (“dELiA*s”) owned by Alloy pro rata to its shareholders and certain other transactions related thereto, pursuant to the Distribution Agreement by and between Alloy and dELiA*s, dated as of December 9, 2005 (the “Distribution Agreement”). Unless otherwise indicated, capitalized terms not defined herein shall have the meaning set forth in the Distribution Agreement. This opinion letter is being delivered in connection with, and as of the date of the declaration of the effectiveness by the Securities and Exchange Commission of, dELiA*s’ registration statement on Form S-1 relating to the Distribution (the “Registration Statement”) to which this opinion appears as an exhibit.

In rendering our opinion set forth below, we have examined (without any independent investigation or verification) and relied upon the facts, information, representations, covenants and agreements contained in (i) the Distribution Agreement, including representations and covenants of Alloy and dELiA*s; (ii) the Registration Statement; (iii) the letter issued by Peter J. Solomon Company L.P. to Alloy (solely with respect to factual matters and not as to matters of law), dated December 6, 2005, regarding the business purposes for the Distribution; and (iv) such other instruments and documents related to the formation, organization and operation of Alloy and dELiA*s and related to the consummation of the Distribution as we have deemed necessary or appropriate. In addition, we have relied upon (without independent investigation or verification) certain statements, representations, covenants and agreements made by

Board of Directors

Alloy, Inc.

December 12, 2005

Alloy and dELiA*s, including representations (solely with respect to factual matters and not as to matters of law) set forth in the letter dated the date hereof and delivered to us by Alloy for purposes of this opinion (the “Representation Letter”).

In rendering our opinion, we have assumed that (i) the Registration Statement, the Distribution Agreement and the Representation Letter reflect all the material facts relating to the Distribution, Alloy and dELiA*s, (ii) any statement in the Representation Letter, the Registration Statement or the Distribution Agreement made “to the knowledge of” or similarly qualified is correct without such qualification, (iii) as to all matters as to which any person or entity represents that it is not a party to, does not have or is not aware of any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement, and (iv) the Distribution will be consummated in the manner contemplated by, and in accordance with the terms set forth in, the Distribution Agreement and the Registration Statement. Our opinion is conditioned on, among other things, the initial and continuing accuracy and completeness of the statements, representations, covenants and agreements made by Alloy (including those set forth in the Representation Letter). Any change or inaccuracy in the facts referred to, set forth or assumed herein, in the Registration Statement, the Distribution Agreement or in the Representation Letter may affect the conclusions stated herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

Based upon the facts and statements set forth above, the applicable law in effect on the date hereof, our examination and review of the documents referred to above and subject to the assumptions set forth above and qualifications set forth below, we hereby confirm that the discussion included in the Registration Statement under the caption “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS – The Spinoff,” insofar as it constitutes statements of law or legal conclusions and except to the extent qualified therein, is our opinion of the material U.S. federal income tax consequences of the Distribution to Alloy and to holders of Alloy common stock.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law in effect on the date hereof, any of which may be changed at any time with retroactive effect. Any

Board of Directors

Alloy, Inc.

December 12, 2005

change in applicable laws or facts and circumstances surrounding the Distribution, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. No opinion is expressed on any matter other than those specifically covered by the foregoing opinion. Moreover, there can be no assurance that our opinion will be accepted by the IRS or, if challenged by the IRS, by a court.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP